UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 24, 2020

SPLASH BEVERAGE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

000-55114	34-1720075
(Commission File Number)	(IRS Employer Identification No.)

1314 East Ls Olas Blvd, Suite 221 Fort Lauderdale, Florida 33301
(Address of Principal Executive Offices)

(954) 745-5815
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

On December 24, 2020, Splash Beverage Group, Inc. (the “Company”) entered into a Revenue Loan and Security Agreement (the “Loan and Security Agreement”) by and among the Company, Robert Nistico ( as a “Key Person”), each of the subsidiary guarantors from time to time party thereto (each a “Guarantor”, and, collectively, the “Guarantors”), and Decathlon Alpha IV, L.P. (the “Lender). The Loan and Security Agreement provided for a revenue-based credit facility of $1,578,237 (the “Gross Amount”) with the Lender (the “Credit Facility”).

The Credit Facility matures on the earliest of (a) August 15, 2025, (b) immediately prior to a change in control of the Company, and (c) acceleration of the obligations, such as upon the occurrence of any event of default under the Loan and Security Agreement. If the Credit Facility is paid off after 6 months, the Company will pay interest at a rate starting at 0.5 times the amount advanced under the Credit Facility and up to 1.00 times the amount advanced if the Credit Facility is paid off after more than 24 months have elapsed from the effective date. The Credit Facility requires monthly payments, commencing on February 15, 2021, equal to the product of all revenue for the immediately preceding month and applicable revenue percentage, which is 3.75% in 2021 and 2022, 4.0% in 2023 and 2024. If the annual revenue is not equal to at least 80% of projected revenue, the applicable revenue percentage for all subsequent payments will automatically increase by 0.50%, without notice from the lender. Pursuant to the Loan and Security Agreement dated December 24, 2020, the Company instructed the Lender to pay $1,500,000 of the Gross Amount under the Credit Facility towards the purchase prices in connection with the Company’s purchase of certain assets of Copa di Vino Corporation, an Oregon company, as fully described below, and the balance of the Gross Amount was used for to pay off a line of credit for one of the Company’s other subsidiaries in order to make the Lender the first-in-line creditor. Pursuant to the Loan and Security Agreement, the Company granted the Lender a security interest in all of its assets as listed therein.

Borrowings under the Credit Facility are subject to, among other things, a minimum borrowing/collateral base and pursuant to which the Company granted the Lender a security interest in its assets (as set forth and subject to the Loan and Security Agreement) as collateral under the Credit Facility. In addition, the Credit Facility requires the Company to, among other things (i) make representations and warranties regarding the collateral as well the Company’s business and operations, (ii) agree to certain indemnification obligations and (iii) agree to comply with various affirmative and negative covenants.

Pursuant to the Loan and Security Agreement, the Company, Robert Nistico and the Lender entered into a Non-Competition, Non-Solicitation and Confidential Information Agreement. Pursuant to this Agreement, Mr. Nistico agreed that while he is employed by the Company and for a period of six months after such employment he will not engage in any business activity that completes with the business of the Company.

As of December 24, 2020, the Company, Splash Beverage Group, Inc. (“Splash Nevada”), a Nevada corporation and wholly-owned subsidiary of the Company, Copa di Vino Wine Group, Inc. (the “Buyer”, and together with the Company and Splash Nevada, the “Buyer Parties”), a Nevada corporation and wholly-owned subsidiary of Splash Nevada, entered into an asset purchase agreement (the “APA”) with Copa di Vino Corporation (the “Seller”), pursuant to which the Company, through the Buyer, purchased material assets of the Seller and assumed certain liabilities related to trade payables and expenses as set forth in the APA for a total purchase price of $5,980,000, payable in the combination of $2,000,000 in cash (“Cash Consideration”), $2,000,000 convertible promissory note (the “Convertible Note”) to Seller and certain shares of the Company’s common stock subject to certain revenue hurdles (the “Revenue Hurdles”) as described below. The APA provides that no later than sixty (60) days after one of the Revenue Hurdles has been reached and the introductions to Seller’s Anheuser Busch distributors have been completed, the Company shall issue to Seller one of the following amounts of its shares of common stock, depending on which Revenue Hurdle the Buyer actually realizes: (a) if the monthly combined net revenue as determined under generally accepted accounting principles generated by the Buyer and its subsidiaries for each of two consecutive months during the twelve (12) month period following the closing of this transaction equates to or exceeds $455,194.00 (the “First Revenue Hurdle”), then the Company shall issue the number of its shares of common stock equal to $1,980,000 divided by the Average Trading Price (as defined below); or (b) if the First Revenue Hurdle was not achieved, but the monthly combined net revenue generated by the Buyer and its subsidiaries for each of two consecutive months during the eighteen (18) month period following the closing of this transaction equates to or exceeds $455,194.00 (the “Second Revenue Hurdle”), then the Company shall issue the number of Parent Shares equal to $1,000,000 divided by the Average Trading Price. The “Average Trading Price” means the volume weighted average price for thirty (30) consecutive trading days of the Company’s common stock as quoted on a stock exchange or over-the-counter market and reported by Bloomberg LLP, immediately before the date of issuance of such shares. In accordance with the APA, upon closing of this transaction, Seller shall train Buyer and its staff on site regarding the operations of the winery business at no additional cost to the Buyer until (i) Buyer is granted approval of a winery license and/or a 90-day operating permit by the Oregon Liquor Control Commission and (ii) Buyer receives a winery license or its equivalent from each of all other State, Federal, and City regulatory agencies where Buyer intends to do business. In addition, the APA provided the Seller with piggy-back registration right for all of the shares issued and issuable under the Convertible Note if at any time while the principal amount on the Convertible Note is outstanding, the Company determines to prepare and file with the securities and exchange commission a registration statement relating to an offering for its own account or the account of others, subject to certain exceptions set forth in the APA. The APA contains customary representations and warranties, covenants and indemnification clauses for each of the parties thereto. The Seller is one of the leading producers of premium wine by the glass in the United States with its primary offices and facilities in The Dalles, Oregon. Seller offers outstanding quality ready-to-drink wine products that could go anywhere without the need for a bottle, corkscrew or glass.

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In connection with the APA, on December 24, 2020, the Buyer Parties jointly and severally issued the Convertible Note to the Seller, which bears an interest rate of 2% per annum and shall become mature on June 15, 2022 (the “Maturity Date”). Pursuant to the Convertible Note, the principal amount (the “Principal Amount”) of the Note and accrued interest outstanding hereunder shall be payable to the holder thereof (the “Holder”) on the fifteenth day of each month (the “Repayment Date”) commencing from January 15, 2021 as set forth in Schedule A of the Convertible Note, in a series of equal monthly payments in the amount of One Hundred Fourteen Thousand Four Hundred and Forty-Four Dollars ($114,444). Any remaining unpaid Principal Amount and accrued interest shall be due and payable in full on the Maturity Date. In accordance with the terms of the Convertible Note, at any time during the Conversion Period as defined below, the Holder may convert the unpaid and outstanding Principal Amount plus any accrued and unpaid interest into shares of the Company’s common stock at a conversion price of $1.10 per share, subject to certain capital adjustments as set forth therein. The Conversion Period shall commence on January 1, 2021 and end on the Maturity Date of this Convertible Note. In addition, this Convertible Note may not be offered, sold, assigned or transferred by the Holder without the explicit written consent of the Company, which may be granted or withheld at the sole discretion of the Company. In the event of occurrence of any default event under this Convertible Note, the default interest rate shall become 7% per annum till the cure of such default or the repayment of the entire outstanding balance of this Convertible Note.

In connection with the APA, the Buyer Parties and Seller also entered into an agreement regarding other accounts payable (the “Other AP Agreement”) dated as of December 24, 2020, pursuant to which the parties thereof shall use their best efforts to reduce and settle certain obligations (“Other AP”) Seller owed to certain third party vendors and distributors as listed therein from the date of this Other AP Agreement till April 1, 2021 (the “Settlement Period”). At the end of the Settlement Period, the Buyer Parties will jointly and severally assume the settled Other AP obligations. In addition, the Other AP Agreement provided that commencing from April 1, 2021, if the Buyer Parties fail to make three (3) monthly payments as set forth in the Convertible Note, the Seller shall, upon conversion of the Note, be entitled to additional shares of the Company’s common stock equal to the remaining unpaid Principal Amount and all accrued, but unpaid interest of the Convertible Note minus the product of (i) the conversion shares issuable upon conversion of the outstanding amount of the Convertible Note and (ii) the closing price per share on such date of default notice, with the difference to be divided by the closing price per share on such date of default notice, with a maximum number of 2,181,818 shares of the Company’s common stock.

In connection with the APA, the Company and James Martin, the founder of the Seller, entered into an employment agreement (the “Martin Employment Agreement”) dated as of December 24, 2020, pursuant to which Mr. Martin shall serve as Copa di Vino Founder and Chief Innovation Officer of the Company, reporting directly to the president and chief marketing officer of the Company. The term (the “Term”) of the Martin Employment Agreement is 18 months commencing from December 24, 2020. In accordance with the terms of the Martin Employment Agreement, Mr. James Martin shall devote 80% of his work time during normal business hours performing his duties and responsibilities for the Company and its subsidiaries. The Martin Employment agreement provides that Mr. Martin shall receive an annual salary of $175,000 and a retention bonus of $15,000 if Mr. Martin has performed the duties of his position and remained in good standing with the Company during the first 12-month period of the Term and a second retention bonus of $15,000 if Mr. Martin has performed the duties of his position and remained in good standing with the Company during the entire 18-month Term. In addition, for each full year of the Term of this Martin Employment Agreement, Mr. Martin shall be eligible for a bonus at the sole discretion of the Company equal to $25,000. Subject to the terms and conditions of the Martin Employment Agreement, Mr. Martin shall be entitled to reimbursements for business expenses, employee benefits and holidays, available for executive officers of the Company in the Company’s discretion. Each party of the Martin Employment Agreement may terminate this Employment Agreement with a 21-day advance notice to the other party, with or without cause. The Martin Employment Agreement contains non-competition and non-solicitation provisions regarding Mr. Martin during the Term and 12 months thereafter.

On December 28, 2020 (the “Closing Date), the Seller received the Cash Consideration as set forth in the APA and thereafter the Company incurred the entire Gross Amount under the Credit Facility as of the Closing Date.

The foregoing description of the Loan and Security Agreement, APA, Convertible Note, Other AP Agreement, Martin Employment Agreement, and Non-Competition, Non-Solicitation and Confidential Information Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan and Security Agreement, APA, Convertible Note, Other AP Agreement, Martin Employment Agreement, and Non-Competition, Non-Solicitation and Confidential Information Agreement attached hereto as Exhibits 10.1- 10.6.

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Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Revenue Loan and Security Agreement dated December 24, 2020
10.2	Asset Purchase Agreement dated December 24, 2020
10.3	Convertible Promissory Note dated December 24, 2020
10.4	An Agreement Regarding Other Accounts Payable dated December 24, 2020
10.5	Martin Employment Agreement dated December 24, 2020
10.6	Non-Competition, Non-Solicitation and Confidential Information Agreement

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2020

SPLASH BEVERAGE GROUP, INC.

/s/ Dean Huge
Dean Huge Chief Financial Officer

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